UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: May 18, 2011
(Date of earliest event reported)
CA, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-9247	13-2857434

(Commission File Number)	(IRS Employer Identification No.)

One CA Plaza Islandia, New York	11749

(Address of principal executive offices)	(Zip Code)
(800) 225-5224
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 18, 2011, CA, Inc. (the “Company”) announced the election of Richard J. Beckert, 49, as Executive Vice President and Chief Financial Officer, effective May 18, 2011. The term of this office will expire at the first meeting of the Company’s Board of Directors following the 2011 Annual Meeting of Stockholders, subject to any earlier resignation or removal.
Mr. Beckert has served as the Company’s Corporate Controller since June 2008 and was the Company’s Senior Vice President, Strategic Pricing and Offerings from September 2006, when he joined the Company, through June 2008. Prior to joining the Company, from August 2005 to September 2006, Mr. Beckert was Division Controller — Data Management Division at International Business Machines Corporation.
In connection with his new role, Mr. Beckert will receive salary and incentive compensation increases, as well as an increase of his Change in Control and Severance Plan multiple.
Mr. Beckert succeeds Nancy E. Cooper, who is retiring as Chief Financial Officer, effective May 18, 2011.
A copy of a Company press release relating to the election of Mr. Beckert as Executive Vice President and Chief Financial Officer is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated May 18, 2011 relating to the election of Richard J. Beckert as Executive Vice President and Chief Financial Officer of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, INC.
Date: May 18, 2011	By:	/s/ C.H.R. DuPree
C.H.R. DuPree
Senior Vice President, Corporate Governance, and Corporate Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release dated May 18, 2011 relating to the election of Richard J. Beckert as Executive Vice President and Chief Financial Officer of the Company.